Exhibit 99.1

                    Certification of CEO and CFO Pursuant to
                             18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


          In connection with the Quarterly Report on Form 10-Q of TheStreet.com, Inc. (the "Company") for the quarterly period ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Thomas
J. Clarke, Jr., as Chief Executive Officer of the Company, and Lisa A. Mogensen, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his/her knowledge:

                     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Thomas J. Clarke, Jr.
-------------------------
Thomas J. Clarke, Jr.
Chief Executive Officer
August 14, 2002


/s/ Lisa A. Mogensen
-------------------------
Lisa A. Mogensen
Chief Financial Officer
August 14, 2002


This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.




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